UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Tenet Healthcare Corporation

(Name of Registrant as Specified in Its Charter)

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Proxy Materials: Notice of Annual Meeting & Proxy

Statement and Annual Report on Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 27, 2026 for Shareholders of record as of April 2, 2026.

Tenet Healthcare Corporation Annual Meeting of Shareholders

Wednesday, May 27, 2026 at 9:00 AM, Central Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/THC for more details.

You must register to attend, participate and/or vote at the annual meeting at

www.proxydocs.com/THC.

For a convenient way to view proxy materials, VOTE and obtain directions to attend the meeting go to www.proxydocs.com/THC.

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To order paper materials, use one of the following methods: Internet: www.investorelections.com/THC Call: 1-866-648-8133

Under U.S. Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 22, 2026.

Email:

paper@investorelections.com

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Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

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Tenet Healthcare Corporation Annual Meeting of Shareholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3

PROPOSAL

1.	Election of Directors

1.01 Saumya Sutaria

1.02 J. Robert Kerrey

1.03 Vineeta Agarwala

1.04 James L. Bierman

1.05 Roy Blunt

1.06 Richard W. Fisher

1.07 Meghan M. FitzGerald

1.08 Cecil D. Haney

1.09 Christopher S. Lynch

1.10 Richard J. Mark

1.11 Tammy Romo

1.12 Nadja Y. West

2.	To approve, on an advisory basis, the Company’s executive compensation.

3.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2026.